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                                                                       EXHIBIT 5

                                                    July 18, 2003

J.P. Morgan Chase & Co.
270 Park Avenue
New York, New York 10017

Dear Sirs:

                  We have acted as counsel to J.P. Morgan Chase & Co., a Delaware corporation (the "Corporation"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to (i) debt securities, which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"), (ii) warrants to purchase the Debt Securities (the "Debt Security Warrants"), (iii) shares of preferred stock of the Corporation, $1.00 par value per share (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iv) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (v) shares of common stock of the Corporation, par value $1.00 per share (the "Common Stock"), (vi) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (vii) currency warrants (the "Currency Warrants"), (viii) Debt Securities, Preferred Stock and Common Stock which may be issued upon exercise of Securities Warrants (as defined below) and (ix) such indeterminate amount of Securities (as defined below) as may be issued in exchange for or upon conversion of, as the case may be, the

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J.P. Morgan Chase & Co.               -2-                          July 18, 2003

Securities, with an aggregate initial public offering price of up to $20,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Corporation will not receive separate consideration for any Securities that are issued in exchange for or upon conversion of, as the case may be, Securities, or upon exercise of Securities Warrants. The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are hereinafter referred to collectively as the "Securities Warrants", and the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Securities Warrants and Currency Warrants are hereinafter referred to collectively as the "Securities". The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $20,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

                  The Senior Debt Securities will be issued under an Indenture (the "Senior Indenture") dated as of December 1, 1989, as amended, between the Corporation and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as Trustee (the "Senior Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Indenture") dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as further amended, between the Corporation and U.S. Bank Trust National Association, as Trustee (the "Subordinated Trustee"). The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures".

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J.P. Morgan Chase & Co.               -3-                          July 18, 2003

                  The Depositary Shares will be issued pursuant to a Deposit Agreement (the "Deposit Agreement") between the Corporation and the depositary (the "Depositary").

                  The Common Stock Warrants will be issued under a Common Stock Warrant Agreement (the "Common Stock Warrant Agreement") between the Corporation and the warrant agent. The Debt Warrants will be issued under a Debt Warrant Agreement (the "Debt Warrant Agreement") between the Corporation and the warrant agent. The Preferred Stock Warrants will be issued under a Preferred Stock Warrant Agreement (the "Preferred Stock Warrant Agreement") between the Corporation and the warrant agent. The Currency Warrants will be issued under a Currency Warrant Agreement (the "Currency Warrant Agreement") between the Corporation and the warrant agent. The Common Stock Warrant Agreement, the Debt Warrant Agreement, the Preferred Stock Warrant Agreement and the Currency Warrant Agreement are hereinafter referred to collectively as the "Warrant Agreements". Each party to a Warrant Agreement other than the Corporation is referred to hereinafter as a "Counterparty".

                  We have examined the Registration Statement, a form of the share certificate, a form of the Certificate of Designations, the Indentures, the form of Deposit Agreement, the form of Depositary Receipt of Depositary Shares and forms of the Warrant Agreements, all of which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions

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J.P. Morgan Chase & Co.               -4-                          July 18, 2003

expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Corporation.

                  In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) the Subordinated Indenture is the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants or Currency Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (4) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary.

                  We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants or Currency Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Corporation.

                  We have assumed further that at the time of execution, issuance and delivery of any Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by the Corporation.

                  Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

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J.P. Morgan Chase & Co.               -5-                          July 18, 2003

                           1. With respect to the Preferred Stock, assuming (a) the taking by the Board of Directors of the Corporation of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the Certificate of Designations and
         (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Corporation, the Preferred Stock will be validly issued, fully paid and nonassessable.

                           2. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Corporation of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Corporation, the Common Stock will be validly issued, fully paid and nonassessable.

                           3. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Corporation, a duly constituted and acting committee of such Board or duly authorized officers of the Corporation (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

                           4. With respect to the Securities Warrants, assuming
         (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

                           5. With respect to the Currency Warrants, assuming
         (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Currency Warrants, upon payment of the consideration for such Currency Warrants

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J.P. Morgan Chase & Co.               -6-                          July 18, 2003

         provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Currency Warrants will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms.

                           6. With respect to the Depositary Shares, assuming
         (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance of the preferred stock represented by such Depositary Shares, and the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement, (b) the due issuance and delivery to the Depositary of the preferred stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of depositary receipts evidencing the Depositary Shares against deposit of the preferred stock in accordance with the Deposit Agreement, upon payment of the consideration for such Depositary Shares provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Deposit Agreement and such agreement, the depositary receipts evidencing the Depositary Shares will constitute valid and legally binding obligations of the Corporation enforceable against the Corporation in accordance with their terms and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

                  Our opinions set forth in paragraphs 3 through 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

                  We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the Delaware General Corporation Law.

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J.P. Morgan Chase & Co.               -7-                          July 18, 2003

                  We hereby consent to the filing of this opinion letter as
Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the Prospectus included in the Registration Statement.

                                                 Very truly yours,

                                                 SIMPSON THACHER & BARTLETT LLP